Exhibit 10.41

ACKNOWLEDGMENT AND CONSENT OF PLEDGE

The undersigned hereby acknowledges receipt of a copy of that certain Pledge and Security Agreement (the “Pledge Agreement”) of even date herewith made by MEZZCO, L.L.C., a Nevada limited liability company (“Pledgor”), in favor of Column Financial, Inc., a Delaware corporation (together with its successors and assigns, “Lender”), and agrees that Pledgor is bound thereby.  The undersigned agrees to notify Lender promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement.

Dated:  as of November 30, 2006

OpBiz, L.L.C., a Nevada limited liability company

By:
Name:
Title: